UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2020

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	333-48123	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	HCKT	NASDAQ Stock Market

Item 2.02    Results of Operations and Financial Condition.

On August 4, 2020, The Hackett Group, Inc. (the “Company”) issued a press release setting forth its consolidated financial results for the second fiscal quarter ended June 26, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein.

The information contained in Item 2.02 of this current report on Form 8-K, as well as Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Revised Executive Compensation Decisions for 2020.  At its meeting held on February 12, 2020, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) reviewed and approved the 2020 base salaries and cash and equity incentive plan targets for the Company’s named executive officers as well as the Company’s other senior leaders. Consistent with prior years, the Compensation Committee approved a program for the Company’s named executive officers that, in addition to base salaries, would pay annual cash and equity incentive awards in connection with the achievement of challenging 2020 pro forma diluted net earnings per share performance targets. The Compensation Committee established these performance targets for 2020 without the benefit of being able to consider the impact of the COVID-19 pandemic on the Company’s results of operations for 2020.

In light of the COVID-19 pandemic, the Compensation Committee reviewed the previously established performance targets to determine whether they appropriately align the Company Incentive Compensation including executive compensation opportunities with the Company’s current forecast and objectives.  As a result of that review, at its meeting on July 30, 2020, the Compensation Committee established new annual targets and made other revisions to the program.

Under the revised program, the Company’s total pro forma diluted net earnings per share for the first, third and fourth quarters of 2020 must meet or exceed the total pro forma diluted earnings per share for the first, third and fourth quarters of 2019 in order for the named executive officers to earn their “Goal” cash and equity performance incentive awards. The Compensation Committee believes that this Goal opportunity would effectively require the achievement of an annual pro forma diluted earnings per share target for fiscal 2020 that is very aggressive given the significant demand volatility and uncertainties. The annual cash and equity incentive compensation earned at the revised Goal target would equal seventy-five (75%) of the Goal opportunity previously approved by the Compensation Committee on February 12, 2020.  This is also the maximum that can be earned under the revised program.  Under the revised program, the “Superior” cash and equity performance incentive award level has been eliminated.

The Compensation Committee believes the revised program is better aligned with the current outlook for the Company given the business disruption from the COVID-19 pandemic and also ensures that the program continues to serve as a performance driver for 2020, with challenging goals.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of The Hackett Group, Inc., dated August 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: August 4, 2020	By:	/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President, Finance and Chief Financial Officer